SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

Bay Banks of Virginia, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-22955	54-1838100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 South Main Street

Post Office Box 1869

Kilmarnock, Virginia 22482

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 435-1171

Item 5.	Bay Banks of Virginia declares Fourth Quarter Dividend

The Board of Directors of Bay Banks of Virginia, Inc. holding company for Bank of Lancaster and Bay Trust Company, declared a fourth quarterly cash dividend of 15 cents per share, a 1 cent increase over the prior quarter dividend and an increase of 7% over the prior year’s dividend.

This dividend will be paid on December 15, 2003 to stockholders of record on December 1, 2003. This fourth quarterly dividend will be paid on approximately 2,321,475 shares for a total of $348,221, bringing the total dividend paid for 2003 to $1,318,661. This compares to $1,150,497 paid in 2002 and $1,077,032 paid in 2001.

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Dividend Article

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bay Banks of Virginia, Incorporated

By:	/s/ Austin L. Roberts

Austin L. Roberts, III President and Chief Executive Officer

November 28, 2003

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